SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
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FREZER, INC.
(Name of Registrant as Specified in Its Charter)

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FREZER, INC.
936 Beachland Boulevard, Suite 13
Vero Beach, Florida 32963

To the Holders of Common Stock of
Frezer, Inc.

Frezer, Inc., a Nevada corporation (the “Company”), has obtained a written consent from a stockholder holding a majority of the outstanding shares of common stock as of March 5, 2007, on the following actions:

1. To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock, par value of $0.001 per share, from 100,000,000 shares to 200,000,000 shares.

2. To approve an amendment to the Company’s articles of incorporation to authorize 10,000,000 shares of preferred stock, par value of $0.001 per share, with such powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as the Board of Directors may from time to time fix.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement. The Board of Directors of the Company has unanimously approved the above actions.

Under Section 78.320 of the Revised Nevada Statutes, an action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, a stockholder holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing actions. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Kevin R. Keating
Kevin R. Keating,
President

Vero Beach, Florida
March [___], 2007

FREZER, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF A STOCKHOLDER OWNING A MAJORITY
OF SHARES OF CAPITAL STOCK ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Frezer, Inc., a Nevada corporation (“Company,” “we’ or “us”), to advise them of the corporate actions described herein, which have been authorized by a written consent of a stockholder owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the general corporation law of the State of Nevada (“NGCL”).

The Company’s board of directors has determined that the close of business on March [____], 2007 was the record date (“Record Date”) for the stockholders entitled to notice about the actions: (i) to increase in the number of authorized shares of common stock, par value of $0.001 per share, from 100,000,000 shares to 200,000,000 shares, and (ii) to authorize 10,000,000 shares of preferred stock, par value of $0.001 per share, with such powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as the Board may from time to time fix (individually, the “Amendment,” and/or collectively, the “Amendments”).

On March 5, 2007, the board of directors approved the Amendments and authorized the Company’s officers to obtain written consents from the holders of a majority of the outstanding voting securities of the Company to approve the Amendments. Under Section 78.320 of the NGCL, any action required or permitted by the NGCL to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the approval of the Amendments must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On March 5, 2007, a stockholder who is the owner of record of 70,000,000 shares of the Company’s common stock, representing approximately 84.5% of the outstanding voting securities of the Company, executed and delivered to the Company a written consent authorizing and approving the Amendments. Accordingly, no vote or further action of the stockholders of the Company is required to approve the Amendments. You are hereby being provided with notice of the approval of the Amendments by less than unanimous written consent of the stockholders of the Company.

The executive offices of the Company are located at 936A Beachland Boulevard, Suite 13, Vero Beach, Florida 32963, and its telephone number is (772) 231-7544.

This information statement is first being mailed to stockholders on or about March [____], 2007 and is being furnished for informational purposes only.

CHANGE OF CONTROL

On February 1, 2007, the Company and KI Equity Partners IV, LLC, a Delaware limited liability company ("KI Equity") entered into a securities purchase agreement ("Purchase Agreement") under which the Company agreed, at the closing of the transactions contemplated under the Purchase Agreement, to sell to KI Equity, and KI Equity agreed to purchase from the Company, 63,900,000 shares of the Company’s common stock for a purchase price of $639,000, or $0.01 per share. The closing of the transactions under the Purchase Agreement (“Closing”) occurred on February 22, 2007.

Separately, Brian F. Pockett, the Company’s former Chief Operating Officer (“Pockett”), Geoffrey O’Neill, the Company’s former President (“O’Neill”) and Bombardier Pacific Ventures, Inc. (“Bombardier”), a Nevada corporation controlled by David R. Koos (“Koos”), the Company’s former Chairman and Chief Executive Officer agreed to sell 6,100,000 shares of common stock, in the aggregate, to KI Equity for an aggregate purchase price of $61,000, or $0.01 per share. The closing of this transaction occurred on February 22, 2007.

Effective as of the Closing, in accordance with the terms of the Purchase Agreement, the existing officers and directors of the Company resigned and Kevin R. Keating was appointed as the sole director, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company. The principal executive office of the Company was moved to 936A Beachland Boulevard, Suite 13, Vero Beach, FL 32963.

Biographical information on Kevin R. Keating is set forth elsewhere in this Information Statement. Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity. Timothy J. Keating is the manager of KI Equity. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC or KI Equity and disclaims any beneficial interest in the shares of the Company’s common stock owned by KI Equity.

Following the change of control, the Company’s new management will evaluate the business and prospects of the further development of the Company’s proprietary technology for a computer chip that can be used to provide a line of stem cells for research and development, which the Company commonly refers to a the “Cryo-Chip.” This evaluation will include, but not be limited to, an examination of the financial and human resources required to commercialize the technology, the prospects for the successful prosecution of a certain provisional patent application filed with respect to the technology with the U.S. Patent and Trademark Office and the financial resources related thereto, and the opportunities to license, sell or enter into joint venture arrangements or other strategic alliances with respect to the technology.

The Company currently has no source of operating revenue, has only limited working capital with which to pursue its stem cell research technology, and has no personnel with any experience or background in the development of the Company’s stem cell research technology. The Company’s new management has no experience or background in the development of stem cell research technology. The amount of capital required to sustain operations until the successful development and commercialization of technology may be significant and will be subject to future events, risks and uncertainties. If new management elects to further the development of this technology, it will be necessary for the Company to secure additional working capital through loans or sales of capital stock, and there can be no assurance that such funding will be available in the future.

As a result of the foregoing, it is possible that new management will determine to discontinue future development of the stem cell research and Cryo-Chip technology and may have no alternative but to abandon the technology. In such a case, the Company may be unable to realize any economic value from the sale or license of, or any strategic alliance with respect to, the technology. It is likely that the technology may become worthless.

New management expects to complete its evaluation of the technology within 60 days after the Closing. Upon completion of this evaluation, the Company intends to issue a Current Report outlining its evaluation and findings. If new management determines to sell, license or abandon the Company’s stem cell research and Cryo-Chip technology, the Company will likely become a "shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). If the Company becomes a “shell company,” it intends to comply with all the SEC rules governing “shell companies” and will file a Current Report declaring “shell company” status.

In such circumstance, the Company will have nominal assets and management believes that it may be able to recover some value for its shareholders by the adoption and implementation of a plan to identify, evaluate and investigate various operating companies with the intent that, if such investigation warrants, a reverse merger transaction could be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. Management believes that the selection of a business opportunity will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, the new management team believes that there are numerous privately held companies seeking the perceived benefits of becoming a publicly held corporation. Such perceived benefits may include facilitating debt financing or improving the terms on which additional equity may be sought, providing liquidity for the principals of the business, creating a means for providing stock incentives or similar benefits to key employees, providing liquidity for all shareholders and other factors.

Potential business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis extremely difficult and complex. New management team believes the Company will only be able to participate in one business venture. This lack of diversification should be considered a substantial risk because it will not allow the Company to offset potential losses from one venture against gains from another.

Management believes the Company will offer owners of a suitable privately held company the opportunity to acquire a controlling ownership interest in a public company:

•	In less time than would be required for a traditional initial public offering (“IPO”);

•	For less out-of-pocket cost than would be required for a traditional IPO; and

•	With a greater degree of certainty that the transaction will ultimately close.

Nevertheless, the owners of any target company that the Company selects will incur significant costs and expenses, including the costs of preparing the required business combination agreements and related documents, the costs of preparing a Current Report on Form 8-K describing the business combination transaction and the costs of preparing the documentation associated with future reporting under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

While the management team believes that the Company will be able to enter into a business combination, there can be no assurance as to how much time will elapse before a business combination is effected, if ever.

In the event that a business combination is consummated, it is likely that the Company’s present stockholders will own only a small minority interest in the combined companies. In addition, as part of the terms of an acquisition transaction, the Company’s current officers and directors will ordinarily resign and be replaced by new officers and directors selected by the target company. Management does not intend to obtain shareholder approval prior to consummating any acquisition other than as required by applicable laws.

As of the date of this Information Statement, the Company has no formal agreements or commitments to enter into a business combination with an operating company.

VOTING SECURITIES

The Company only has common stock issued and outstanding at the time of the shareholder action. As of March 5, 2007, there were 82,834,064 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters submitted to the holders of common stock for their approval. The consent of the holders of a majority of all of the Company’s outstanding common stock was necessary to authorize the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its shares of common stock, as of March 5, 2007, by (a) each beneficial owner of more than five percent of the Company’s shares; (b) each of the Company’s directors and executive officers; and (c) all of the Company’s directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock shown.

Name	Number of Shares Beneficially Owned*	Percent of Shares
Kevin R. Keating (1) 936A Beachland Boulevard, Suite 13 Vero Beach, Florida 32963	1,700,000	2.0%
KI Equity Partners IV, LLC (2) c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111	70,000,000	84.5%
All Executive Officers and Directors as a group	1,700,000	2.0%

*
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(1)
On February 27, 2007, the Company issued 1,700,000 shares of its common stock to Kevin R. Keating, the sole officer and director of the Company, for services rendered to the Company valued at $17,000, or $0.01 per share. Kevin R. Keating is not affiliated with and has no ownership interest in Keating Investments, LLC or KI Equity and exercises no control over Keating Investments, LLC or KI Equity.

(2)	Timothy J. Keating is the manager of KI Equity and exercises sole voting and investment control over such shares.

As of May 5, 2007, there were no outstanding options or warrants to purchase shares of the Company’s common stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the current directors and executive officers of the Company and their ages and positions. Each director holds office until the next annual stockholders' meeting and thereafter until the individual's successor is elected and qualified. Officers serve at the pleasure of the board of directors.

Name	Age	Position
Kevin R. Keating	66	Director, CEO, President, CFO, Treasurer and Secretary

Kevin R. Keating, 66 years old, is the managing member of Vero Management, LLC, which provides administrative and financial consulting services for micro-cap public companies.  For more than 40 years, he has been engaged in various aspects of the investment business.  Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965.  From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. From 1982 through 2006, he was associated with a variety of securities firms as a registered representative servicing the needs of high net worth individual investors. Additionally, Mr. Keating currently serves as director on the boards of Catalyst Lighting Group, Inc., 99 Cent Stuff, Inc., Blue Holdings, Inc., People’s Liberation, Inc. and Digital FX International, Inc.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity.

Audit Committee and Audit Committee Financial Expert

The Company is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company's board of directors is deemed to be its audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of the Company’s independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Company's board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Review Committee

The Company’s review committee (consisting of Mr. Kevin R. Keating) reviews the Company’s public disclosure documents. This review encompasses a review of the completed financial statements of the Company prior to filing with the SEC and a review of all steps of the accounting cycle for any reporting period.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

• Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

• Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

• Compliance with applicable governmental laws, rules and regulations;

• The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

• Accountability for adherence to the code.

The Company has adopted a Code of Business Conduct and Ethics (“Code”) that applies to its officers, directors and employees. The Code has been filed as Exhibit 99-2 of the Company’s Form 10-SB filed with the SEC.

Conflicts of Interest

Certain conflicts of interest exist and may continue to exist between the Company and its officers and directors due to the fact that each has other business interests to which they devote their primary attention. Each officer and director may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company.

Certain conflicts of interest may exist between the Company and its management, and conflicts may develop in the future. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company, its officers and directors or affiliated entities. There can be no assurance that management will resolve all conflicts of interest in favor of the Company, and conflicts of interest may arise that can be resolved only through the exercise by management their best judgment as may be consistent with their fiduciary duties. Management will try to resolve conflicts to the best advantage of all concerned.

See below for a discussion of Certain Relationships and Related Party Transactions.

Board Meetings; Nominating and Compensation Committees

The Board of Directors held numerous special meetings of directors during the fiscal year ended December 31, 2006. In addition, the board of directors took a number of actions by written consent of all of the directors. Such actions by the written consent of all directors are, according to Nevada corporate law and the Company’s by-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held. The Company's directors and officers do not receive remuneration from the Company unless approved by the Board of Directors or pursuant to an employment contract. No compensation has been paid to the Company's directors for attendance at any meetings during the last fiscal year.

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The Company’s board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. The board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because it believes that, given the early stages of the Company’s development, a specific nominating policy would be premature and of little assistance until the Company’s business operations are at a more advanced level. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

The Company does not have any restrictions on shareholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Nevada law and the federal proxy rules. The board of directors will consider suggestions from individual shareholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to the board of directors, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

Because the management and directors of the Company are the same persons, the board of directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the board of directors’ attention by virtue of the co-extensive capacities served by Mr. Kevin R. Keating.

Indemnification

Neither the Company’s articles of incorporation nor bylaws prevent the Company from indemnifying its officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s officers or directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Section 16(a) Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2006 beneficial owners complied with the Section 16(a) filing requirements applicable to them in that each officer, director and beneficial owner of 10% or more of the Company’s securities filed a Form 3 with the SEC and has had no change of ownership since such filing.

Executive Compensation

The following Executive Compensation Chart highlights the compensation for the Company’s executive officers for the fiscal years ended December 31, 2005 and 2006.

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
David R. Koos (CEO, CFO and Secretary) (1)	2006 2005	$200,000 $0	$0 $0	$0 $0	N/A N/A	N/A N/A	N/A N/A	$83,335 N/A
Brian F. Pockett, COO and Managing Director (2)	2006 2005	$120,000$9,831	$0 $1,270	$0 $0	N/A N/A	N/A N/A	N/A N/A	$50,000 N/A
Geoffrey O’Neill, President (3)	2006 2005	$120,000$9,831	$0 $0	$0 $0	N/A N/A	N/A N/A	N/A N/A	$50,000 N/A

(1)
David R. Koos had accrued but unpaid salary for 2005 of $83,335, which was paid in 2006 with 2,766,666 shares of the Company’s common stock. The value of these shares is listed in “Other Compensation” in 2006 and was paid to Bombardier, a corporation owned and controlled by David R. Koos. David R. Koos’ 2006 salary as shown under “Salary” was $200,000, of which $70,000 was paid in 2006 and $130,000 was accrued and unpaid compensation for which David R. Koos was issued 3,301,025 shares of the Company’s common stock on December 21, 2006. The Board of Directors and David R. Koos agreed to rescind the December 21, 2006 share issuance and to return the certificates representing these shares to the Company for cancellation and, on January 26, 2007, these shares were canceled.

(2)
Brian F. Pockett’s 2005 salary and bonus was $61,101, of which $11,101 was paid in 2005 and is shown under “Salary” and $50,000 was accrued and unpaid at December 31, 2005. The accrued but unpaid 2005 salary was paid in 2006 with 1,666,667 shares of the Company’s common stock. The value of these shares is listed in “Other Compensation” in 2006. Mr. Pockett’s 2006 salary as shown under “Salary” was $120,000, of which $42,000 was paid in 2006 and $78,000 was accrued and unpaid compensation for which Brian F. Pockett was issued 1,802,867 shares of the Company’s common stock on December 21, 2006. The Board of Directors and Brian F. Pockett agreed to rescind the December 21, 2006 share issuance and to return the certificates representing these shares to the Company for cancellation and, on January 26, 2007, these shares were canceled.

(3)
Geoffrey O’Neill’s 2005 salary was $59,831, of which $9,831 was paid in 2005 and is shown under “Salary” and $50,000 was accrued and unpaid at December 31, 2005. The accrued but unpaid 2005 salary was paid in 2006 with 1,666,667 shares of the Company’s common stock. The value of these shares is listed in “Other Compensation” in 2006. Mr. O’Neill’s 2006 salary as shown under “Salary” was $120,000, of which $28,000 was paid in 2006 and $92,000 was accrued and unpaid compensation for which Geoffrey O’Neill was issued 2,336,108 shares of the Company’s common stock on December 21, 2006. The Board of Directors and Geoffrey O’Neill agreed to rescind the December 21, 2006 share issuance and to return the certificates representing these shares to the Company for cancellation and, on January 26, 2007, these shares were canceled.

No compensation was paid to the Company’s directors during 2006. The Company has no stock options issued or outstanding, and no stock options have ever been granted by the Company since inception. Except as set forth above, there was no other compensation paid to Messrs. Koos, Pockett and O’Neill.

Beginning on August 1, 2005, the Company agreed to pay the following salaries to its executive officers. Messrs. Koos, Pockett and O’Neill shall receive $200,000, $120,000 and $120,000, respectively, per year for their services as executive officers. These employment agreements were cancelled as part of the Closing of the transactions under the Purchase Agreement.

The Company has not adopted a stock option plan, benefits plan, retirement plan or any long term incentive plans and did not have any stock options outstanding as of the date of this filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Immediately prior to the Closing of the transactions under the Purchase Agreement, Koos, Pockett, O’Neill and Bombardier (collectively, the “Principals”) entered into a certain indemnity agreement with the Company (“Indemnity Agreement”). Under the Indemnity Agreement, the Principals have agreed to indemnify and hold the Company harmless from all liabilities and obligations related to the period prior to Closing (“Damages”). Except for indemnity claims related to taxes, the Company is not entitled to indemnification for any Damages in excess of $499,700 (“Cap”), and no demand or claim for indemnification may be made after second anniversary of the Closing (the “Claim Period”). As consideration for providing the indemnification, the Company has agreed to pay the Principals an aggregate sum of $376,750. At the Closing, the Principals were paid $351,750, in the aggregate, and the remaining $25,000 will be held in escrow for a period of ninety (90) days following the Closing to satisfy any indemnification claims pursuant to the Indemnity Agreement (“Indemnity Escrow”).

Immediately prior to the Closing of the transactions under the Purchase Agreement, the Principals also entered into a certain release agreement (“Release Agreement”) under which each of them agreed to terminate any and all agreements and contracts with the Company including, without limitation, any employment agreements between the Company, on the one hand, and Koos, Pockett and O’Neill, on the other hand. Under the Release Agreement, the Principals also agreed to irrevocably release the Company from any and all debts, liabilities and obligations, including, without limitation, any claims for unpaid compensation.

On February 27, 2007, the Company issued 1,700,000 shares of its common stock to Kevin R. Keating, the sole officer and director of the Company, for services rendered to the Company valued at $17,000, or $0.01 per share.

Effective February 27, 2007, the Company entered into an management agreement (“Management Agreement”) with Vero Management, L.L.C., a Delaware limited liability company (“Vero”) under which Vero has agreed to provide a broad range of managerial and administrative services to the Company including, but not limited to, assistance in the preparation and maintenance of the Company’s financial books and records, the filing of various reports with the appropriate regulatory agencies as are required by State and Federal rules and regulations, the administration of matters relating to the Company’s shareholders including responding to various information requests from shareholders as well as the preparation and distribution to shareholders of relevant Company materials, and to provide office space, corporate identity, telephone and fax services, mailing, postage and courier services (“Services”). In exchange for the provision of the Services, the Company will pay Vero $2,000 per month.

Kevin R. Keating owns and controls Vero and is also the sole director, CEO, CFO, President, Treasurer and Secretary of the Company. The terms of Management Agreement were determined based on terms which the Company believes would be available to it from third parties on an arms’ length basis.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, the controlling stockholder of the Company. Timothy J. Keating is the manager of KI Equity.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK AND AUTHORIZATION OF CLASS OF PREFERRED STOCK

The Company is currently authorized by its Articles of Incorporation to issue 100,000,000 shares of common stock, $0.001 par value per share. The Articles of Incorporation do not authorize any shares of preferred stock. As of the date of this stockholder action, 82,834,064 shares of common stock were outstanding.

The Company currently has no material assets, liabilities or ongoing operations. If the Company’s management elects to further the development of its stem cell research technology, it will be necessary for the Company to secure additional working capital through loans or sales of capital stock, and there can be no assurance that such funding will be available in the future. Alternatively, if the Company elects to discontinue and abandon its stem cell research technology, the Company believes that it may be able to recover some value for its shareholders by the adoption and implementation of a plan to seek, investigate and, if the results of the investigation warrant, effectuate a business combination with a suitable privately-held company that has both business history and operating assets.

In connection with any future capital raising and/or business combination, the Company will be required to issue significant shares of its common stock and/or preferred stock to investors or to the owners of business being acquired. In the case of a business combination, the Company does not have significant assets of its own to purchase the operating company and, as such, will be required to issue shares of its capital stock. The issuance of shares of capital stock either to raise capital or to complete a business combination will significantly dilute the ownership interest of the Company’s current shareholders. In addition, at and following the time of the business combination, the Company will likely be required to issue shares of capital stock, options, awards and warrants in connection with employee benefit plans and employment arrangements, for financing the future operations of the acquired business, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits. Such issuances will result in further dilution to the Company’s current shareholders.

To complete a business combination with an operating company, the Company will also have to maintain its status as a reporting company under the Exchange Act and be free of all debts and liabilities at the closing of the business combination. Since the Company has only nominal cash on hand to sustain its operations, primarily related to its continued reporting obligations under the Exchange Act and its search for and investigation of potential target companies, the Company may need to issue shares of its common Stock to investors willing to provide working capital to the Company.

Accordingly, the Board of Directors believes it is in the best interests of the Company and its shareholders to increase the number of authorized shares of its common stock and to authorize a class of preferred stock for the following reasons:

(i) To allow for the issuance of common stock and/or preferred stock in connection with capital raising for the Company’s stem cell research if the Company elects to continue such business and/or a business combination with an operating company;

(ii) To allow for the post-business combination issuance of shares of common stock and/or preferred stock or other securities in connection with employee benefit plans and arrangements, the financing of the acquired business, and such other purposes;

(iii) To allow the Company to pay its expenses to maintain the Company’s reporting status under the Exchange Act, prior to a business combination through the issuance of shares of common stock; and

(iv) To permit the Company to pay officers and outside advisors in shares of common stock for services rendered to the Company to maintain its public company reporting status and to assist in the completion of a business combination.

The increase in the authorized number of shares of common stock and the authorization of a class of preferred stock will permit the board of directors to issue additional shares of common stock and/or preferred stock without further approval of the stockholders of the Company; and the board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. The issuance of additional shares of common stock and/or preferred stock by the Company may result in substantial dilution to the Company’s existing shareholders, which such issuances may not require stockholder approval.

Although the Company from time to time reviews various transactions that could result in the issuance of common stock and/or preferred stock, the Company is not currently reviewing any specific transaction that would result in an issuance of common stock and/or preferred stock. However, upon the increase in authorized shares of common stock and/or preferred stock becoming effective, the Company intends to begin to review transactions that may result in an issuance of common stock and/or preferred stock. Further, there are no formal agreements or commitments to raise capital or to enter into a business combination with an operating company at this time, although the Company is continuously investigating capital raising opportunities and operating companies that may be suitable for a business combination.

Other than limited provisions under the NGCL, the Company does not have in place provisions which may have an anti-takeover effect. The increase in the number of authorized shares of common stock and/or preferred stock may be construed as having an anti-takeover effect by permitting the issuance of common stock and/or preferred stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions the Company’s Articles of Incorporation or bylaws. The increase in the authorized common stock and the authorization of a class of preferred stock did not result from the Company's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and the Company did not take such actions to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek representation on the Company’s board of directors.

After giving effect to the Amendments, there will additional authorized but unissued shares of common stock and/or preferred stock that may be later issued by the management of the Company for any purpose without the consent or vote of the stockholders. Current stockholders may be diluted in their percentage ownership in the Company in the event additional shares of common stock and/or preferred stock are issued by the Company in the future.

After giving effect to the Amendments, the Company’s articles of incorporation will authorize the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors. While no preferred stock is currently authorized, outstanding or subject to be issued, the articles of incorporation have authorized issuance of up to 10,000,000 shares of preferred stock in the discretion of the board of directors. Such preferred stock may be issued upon filing of the Amendment to Articles of Incorporation and the payment of required fees; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by the board of directors and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

The issuance of additional shares of common stock and/or preferred stock may have a dilutive effect on basic and fully diluted earnings per share and on the equity and voting power of existing security holders of the Company’s common stock. It may also adversely affect the market price of the common stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided and allow the Company to pursue its business plans or a business combination, the market price may increase.

The holders of common stock of the Company are entitled to one vote for each share held of record on all matters to be voted on by the shareholders of the Company.

The holders of common stock are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available therefor. The Company has not recently paid dividends on its shares of common stock and does not intend to do so in the near future. In the event of liquidation, dissolution or winding up of the Company, the holders of the shares of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

On March 5, 2007, the board of directors approved (i) an increase in the number of authorized shares of common stock, par value of $0.001 per share, from 100,000,000 shares to 200,000,000 shares, and (ii) the authorization of 10,000,000 shares of preferred stock, par value of $0.001 per share, with such powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as the Board may from time to time fix, and thereafter an amendment to Article IV of the Company’s Articles of Incorporation. A form of the Amendment to the Articles of Incorporation of the Company is attached to this Information Statement as Exhibit A.

The approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock and to authorize a class of preferred stock requires the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote. On March 5, 2007, the action to increase the number of authorized shares of common stock and to authorize a class of preferred stock was approved by written consent of a stockholder owning approximately 84.5% of the outstanding voting securities of the Company. As such, no vote or further action of the stockholders of the Company is required to approve the increase the number of authorized shares of common stock and the authorization of a class of preferred stock. You are hereby being provided with notice of the approval of the increase the number of authorized shares of common stock and the authorization of a class of preferred stock by less than unanimous written consent of the stockholders of the Company.

The Company intends to file the Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada promptly after the twentieth day after the date this Information Statement has first been sent to the Company’s stockholders.

AVAILABLE INFORMATION

Please read all the sections of the Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The following documents, which are on file with the Commission (Exchange Act File No. 000-51336) are incorporated in this Information Statement by reference and made a part hereof:

(i)	Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2006.

(ii)	Current Report on Form 8-K dated February 1, 2007, reporting the entry into the Purchase Agreement between the Company and KI Equity.

(iii)	Current Report on Form 8-K dated February 22, 2007, reporting the closing of the transactions under the Purchase Agreement between the Company and KI Equity and the change of control.

(iv)	Current Report on Form 8-K dated February 27, 2007, reporting certain stock issuances and the entry into a management agreement between the Company and Vero.

(v)	Schedule 14F-1 Information Statement dated February 5, 2007.

The financial statements of the Company and management’s discussion and analysis sections of the Form 10-KSB noted above are incorporated by reference.

All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the Amendments shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

The Company will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the company at 936A Beachland Boulevard, Suite 13, Vero Beach, Florida 32963 or (772) 231-7544.

FREZER, INC.

Vero Beach, Florida
March [___], 2007
1

Exhibit A

Certificate of Amendment
to the
Articles of Incorporation
of
Frezer, Inc.

The undersigned, for the purpose of amending the Articles of Incorporation of Frezer, Inc. (the “Corporation”) under the provisions and subject to the requirements of the laws of the State of Nevada (particularly Chapter 78 of the Nevada Revised Statutes and the acts mandatory thereof and supplemental thereto), hereby declares that:

1. The name of the Corporation is Frezer, Inc.

2. Article IV of the Articles of Incorporation of the Corporation has been amended by deleting Article IV thereof in its entirety and substituting a new Article IV in lieu thereof to read as follows:

ARTICLE IV
SHARES OF STOCK

Section 4.01 Number and Class. The total number of shares of capital stock that the Corporation is authorized to issue is 210,000,000 shares, which are divided into two classes consisting of (i) 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

(a) Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation (as defined in Section B, below), the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. The Common Stock shall not have cumulative voting rights.

(b) Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes.

Section 4.02 No Preemptive Rights. The holders of capital stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of capital stock of the Corporation authorized, issued or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of capital stock of the Corporation, nor to any right of subscription thereto, except as specifically provided in a Preferred Stock Designation or as determined from time to time by the Board of Directors in its discretion.

Section 4.03 Assessment of Shares. The capital stock of the Corporation, after the subscription price has been paid, in money, property or services, as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

3. This amendment was approved by the Corporation’s Board of Directors on March 5, 2007 and was adopted as of March 5, 2007 by consent of the holders of 70,000,000 shares of the outstanding common stock of the Corporation, which amount constituted a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.

The undersigned, being the President of the Corporation, hereby makes and files this Certificate of Amendment to the Articles of Incorporation and hereby declares and certifies that the above statements are true and correct as of the date hereof.

Dated this _____ day of April, 2007.

____________________________________
Kevin R. Keating, President

Attest:

________________________________
Kevin R. Keating, Secretary